UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2022

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 600, Los Angeles, California 90024
(Address of principal executive offices, including zip code)

(310) 388-6706
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CDXC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Shareholders Agreement

On September 30, 2022, Asia Pacific Scientific, Inc. (“APSI”), an indirect subsidiary of ChromaDex Corporation (the “Company”), and Hong Kong Taikuk (China) Group Ltd (“Taikuk”), entered into a shareholders agreement (the “Shareholders Agreement”), pursuant to which Taikuk has agreed to contribute $1.0 million in exchange for a 11% non-voting equity interest in ChromaDex Asia Pacific Ventures Limited, an indirect subsidiary of the Company (the “JV”). The closing under the Shareholder Agreement (the “Closing”) occurred simultaneously upon entrance into the Shareholder Agreement.

The purpose of the JV will be to commercialize Tru Niagen® and other products containing nicotinamide riboside to be developed by the Company in the ordinary course (the “Products”) in Mainland China and its territories, excluding Hong Kong, Macau and Taiwan (the “Territory”). The Agreement has an initial term of 20 years, unless earlier terminated. The Company indirectly owns an 89% equity interest (and all of the voting interests) in the JV. The Company has the right to elect all three directors in the JV.

Prior to being able to commercialize the Products in the Territory, the JV will have to obtain all applicable regulatory approvals, including “Blue Hat” or health food registration with the PRC State Administration for Market Regulation for Products in the name of the Company or its designee (collectively, the “Blue Hat Registration”). If the Blue Hat Registration is not obtained within 24 months of the Closing (which may be extended by an additional 12 months upon consent of the parties), the JV may repurchase the 11% non-voting interest purchased by Taikuk for $1.

Upon Blue Hat Registration being obtained, the business of the JV will be to market, sell and distribute the Products in the Territory. Upon completion of the Blue Hat Registration, the parties intend that certain distribution agreements with China National Pharmaceutical Group Co., Ltd. (“Sinopharm”) relating to the commercialization of the Products in the Territory will be assigned to the JV (the “Cross Border Agreement”) and the JV will also directly enter into a distribution agreement with Sinopharm relating to the commercialization of the Products in the Territory (the “Sinopharm Distribution Agreement”). Taikuk would be entitled to certain royalty payments based on the Company’s and the JV’s net revenue for sales of the Products in the Territory under the Cross-Border Agreement and Sinopharm Distribution Agreement, respectively.

The foregoing description of the Shareholders Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto.

Securities Purchase Agreement and Registration Rights Agreement

On September 30, 2022, and in connection with the Termination and Release Agreement (as defined in Item 1.02 of this Current Report on Form 8-K), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Pioneer Step Holdings Limited (“Pioneer Step”), and Champion River Ventures Limited (“Champion”), and Robert Fried, a member of our board of directors (the “Board”) and our Chief Executive Officer (together with Pioneer and Champion, the “Purchasers”), pursuant to which the Company agreed to sell and issue an aggregate of $3.1 million of the Company’s common stock (“Common Stock”), par value $0.001 per share (the “Financing”). The Financing is expected to close on or about October 7, 2022 pursuant to which the Company will issue 2,480,000 shares of its Common Stock (the “Shares”) to the Purchasers. The closing is subject to certain customary closing conditions. Pioneer Step, Champion and Mr. Fried are each existing stockholders of the Company. Separately, as previously disclosed, each of Pioneer Step and Champion River has a right to designate a member of the Company’s Board. The transaction and related agreements have been approved by the Audit Committee of the Board in accordance with the Company’s Related-Persons Transaction Policy.

Pursuant to the Purchase Agreement, the Purchasers have agreed to purchase the Shares at a purchase price (determined in accordance with Nasdaq rules relating to the “market value” of the Company’s common stock) of $1.25 per share, which is equal to the closing price on September 29, 2022 and above the consolidated closing bid price reported by Nasdaq immediately preceding the time the Company entered into the Purchase Agreement, for an aggregate purchase price of approximately $3.1 million.

Also on September 30, 2022, concurrent with the execution of the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to (i) file one or more registration statements with the Securities and Exchange Commission to cover the resale of the Shares, (ii) use its reasonable best efforts to have all such registration statements declared effective within the timeframes set forth in the Registration Rights Agreement, and (iii) use its commercially reasonable efforts to keep such registration statements effective during the timeframes set forth in the Registration Rights Agreement. In the event that such registration statements are not filed or declared effective within the timeframes set forth in the Registration Rights Agreement, any such effective registration statements subsequently become unavailable, or the Purchasers are unable to sell the Shares because the Company has failed to satisfy the current public information requirement of Rule 144 under the Securities Act of the 1933, as amended (the “Securities Act”), the Company would be required to pay liquidated damages to the Purchasers equal to 1.0% of the aggregate purchase price per month for each default (up to a maximum of 5.0% of such aggregate purchase price).

The Shares are not registered under the Securities Act or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with the Purchasers’ execution of the Purchase Agreement, the Purchasers represented to the Company that they are each an “accredited investor” as defined in Regulation D of the Securities Act and that the securities to be purchased by them will be acquired solely for their own account and for investment purposes and not with a view to the future sale or distribution.

The foregoing descriptions of the Purchase Agreement and Registration Rights Agreement are not complete and are each qualified in their entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which are attached as Exhibits 10.2 and Exhibit 10.3 hereto, respectively.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Shareholders Agreement, the Company also entered into a Termination Agreement, dated September 30. 2022, among the Company, Crystal Lake Developments Limited (“Crystal Lake”), Pioneer Idea Holdings Limited (“Pioneer Idea”) and Taikuk (the “Termination and Release Agreement”), for the purpose of terminating that certain Joint Venture Agreement, dated May 19, 2022 among the Company, Crystal Lake, Pioneer and Taikuk (the “Term Sheet”). Pioneer Idea is an affiliate of Pioneer Step, and Crystal Lake is an affiliate of Champion. Under the Term Sheet, it was contemplated that each of Crystal Lake, Pioneer Idea and Taikuk would subscribe for and acquire shares in the JV. Each of the parties to the Termination and Release Agreement irrevocably and unconditionally released all other parties for any obligations under the Term Sheet and releases all claims of action under the Term Sheet. The Company elected to enter into the Shareholders Agreement, as described in Item 1.01 above, instead of the joint venture transaction described in the Term Sheet. The Termination and Release Agreement has been approved by the Audit Committee of the Board in accordance with the Company’s Related-Persons Transaction Policy.

The foregoing description of the Termination and Release Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.4 hereto.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements with respect to the commercialization of the Products in the Territory, the entry into the agreements contemplated by the JV, including the Sinopharm Distribution Agreement, and the Financing. These forward-looking statements are based upon the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with obtaining the Blue Hat Registration or completing the Financing. Additional risks and uncertainties relating to the Company and its business can be found under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as filed with the Securities and Exchange Commission and other filings submitted by the Company. Forward-looking statements speak only as of the date of this Current Report, and the Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report as a result of new information, future events or changes in its expectations after the date of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Shareholder Agreement.**
10.2	Securities Purchase Agreement.
10.3	Registration Rights Agreement.
10.4	Termination and Release Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

**    Certain portions of this exhibit (indicated by asterisks) have been excluded pursuant to Item 601(b)(10) of Regulation S-K because they are both not material and are the type that the Registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: October 3, 2022

	By:	/s/ Brianna Gerber
Name: Brianna Gerber
Title: Interim Chief Financial Officer